EXHIBIT 4.07


                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       OF

                         STAR MULTI CARE SERVICES, INC.


            1. PURPOSE OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to directors of STAR MULTI CARE SERVICES, INC. (the "Company"), who are not common law employees of the Company or any subsidiary of the Company ("Non-Employee Directors"), and thus to attract and retain the services of experienced and knowledgeable Non-Employee Directors for the benefit of the Company and its shareholders, and to provide additional incentive for such Non-Employee Directors to continue to work for and in the best interests of the Company and its shareholders.

            2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 11, the aggregate number of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 100,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 12, any shares of Common Stock subject to an option which for any reason expires, is cancelled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

            3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors (the "Committee") consisting of not less than three directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). Unless otherwise provided in the By-Laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

            Subject to the express  provisions of the Plan, the Committee  shall have the authority to determine: (a) those Non-Employee Directors who shall receive options; (b) the times when they shall receive options; (c) the number of shares of Common Stock subject to each option; (d) the term of each option;
(e) the date that each option shall become exercisable; (f) whether an option shall be exercisable in whole or in installments, and, if in installments (i) the number of shares of Common Stock subject to each installment, (ii) whether the installments shall be cumulative, (iii)
the date each  installment  shall become  exercisable  and (iv) the term of each installment and whether to accelerate the date of exercise of any option or installment; (g) whether shares of Common Stock may be issued upon the exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; (h) the exercise price of each option; (i) the form of payment of the exercise price; (j) whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; (k) whether and under what conditions to subject the exercise of all or any portion of an option to the fulfillment of certain restrictions or contingencies as specified in the option contract referred to in Paragraph 7 (the "Option Contract"), including without limitation, financial objectives for the Company, and to determine whether such restrictions or contingencies have been met; (l) the amount, if any, necessary to satisfy the obligation of the Company to withhold taxes or other amounts; (m) with the consent of the optionee, to cancel or modify an option; (n) to construe the Plan and the respective Option Contracts; (o) to prescribe, amend and rescind rules and regulations relating to the Plan; (p) to approve any provision of the Plan or any option granted under the Plan or any amendment to either which, under Rule 16b-3, requires the approval of the Board of Directors, a committee of non-employee directors or the shareholders to be exempt (unless otherwise specifically provided herein); and (q) to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Option Contract shall be determined unilaterally by the Committee. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties.

            No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. In addition, each member and former member of the Committee shall be indemnified and held harmless by the Company from and against any liability, claim for damages and expenses in connection therewith by reason of any action or failure to act under or in connection with the Plan, any option granted hereunder or any Option Contract to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, By-Laws and applicable law.

            4. ELIGIBILITY. The Committee may, consistent with the purposes of the Plan, grant options from time to time to such Non-Employee Directors as the Committee may determine. Options granted pursuant to the Plan shall cover such number of shares of Common Stock as the Committee may determine.

            5. EXERCISE PRICE. The exercise price per share at which shares of Common Stock may be purchased pursuant to options granted under the Plan shall be determined by the Committee. The fair market value of a share of Common Stock on any date shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices of a share of Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices of a share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and the lowest asked prices for a share of Common Stock on such day on Nasdaq or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices for a share of Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service, or by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph 5 are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

            6. TERM. Each option granted under the Plan shall be for such term as is determined by the Committee, subject to earlier termination as provided herein.

            7. OPTION CONTRACTS. Each option shall be evidenced by an appropriate option contract (the "Option Contract"), which shall be executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee. The terms of each option and Option Contract need not be identical.

            8. EXERCISE. An option (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office, stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Option Contract permits installment payments) (a) in cash and/or a certified check, (b) with the authorization of the Committee, with cash, a certified check and/or previously acquired shares of Common Stock, having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5), on the date of exercise, equal to the aggregate exercise price of all options being exercised; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes.

            An optionee shall not have the rights of a shareholder with respect to the shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to him for such shares or, in the case of uncertified shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

            In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

            9. TERMINATION OF DIRECTORSHIP. Except as may otherwise be expressly provided in the applicable Option Contract, an optionee who ceases to be a director for any reason may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such optionee's directorship is terminated for cause, such option shall terminate immediately.

            10. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

            The Committee may require the optionee to execute and deliver to the Company representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold or
(ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel, satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

            In addition, if at any time the Committee shall determine that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq, or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Common Stock thereunder, such option may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

            11.         ADJUSTMENTS    UPON    CHANGES    IN    COMMON    STOCK.
Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spinoff, split-up, combination or exchange of shares or the like, which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties thereto. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefor.

            In the event of (a) the  liquidation  or dissolution of the Company,
(b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) a transaction (or series of related transactions) in which
(i) more than 50% of the outstanding Common Stock of the Company is transferred or exchanged for other consideration or (ii) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to shareholders of the Company with respect to their stock in the Company), any outstanding options shall terminate upon the earliest such event, unless other provision is made therefor in the transaction.

            12.         TERMINATION  AND  AMENDMENT  OF THE PLAN.  The Plan will
terminate on March 25, 2007, unless sooner terminated by the Board of Directors. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended). The Board of Directors, without further approval of the Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may determine, including, without limitation, to comply with the provisions of Rule 16b-3, and to conform to any change in applicable law or to any regulation, ruling, or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective without the requisite prior or subsequent shareholder approval which would (a) except as contemplated in Paragraph 11, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) change the eligibility requirements for individuals entitled to receive options hereunder or (c) make any change for which applicable law or any governmental agency or regulatory body requires shareholder approval. No termination, suspension or amendment of the Plan shall adversely affect any optionee's rights under any option granted under the Plan, without the optionee's consent. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

            13. NONTRANSFERABILITY OF OPTIONS. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution; and each such option may be exercised during the optionee's lifetime only by the optionee or his legal representative. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process and any attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void AB INITIO and of no force or effect.

            14. NO RIGHTS CONFERRED. Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue as a director of the Company, or interfere in any way with any right to terminate the optionee's directorship at any time for any reason whatsoever without liability to the Company.

            15. WITHHOLDING TAXES. The Company may withhold cash and, with the authorization of the Committee, shares of Common Stock to be issued with respect to the exercise of an option, having an aggregate fair market value equal (determined in accordance with Paragraph 5) to the amount, if any, which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of the grant, vesting, exercise or disposition of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the optionee to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made.

            16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements or (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock.

            The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

            17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors may determine.

            18. GOVERNING LAW. The Plan and each option agreement shall be governed by the laws of the State of New York, without regard to conflict of law provisions which would defer to the substantive laws of another jurisdiction. Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

            19. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Option Contract shall not affect the validity, illegality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

            20. EFFECTIVE DATE. The Plan shall be effective as of March 26, 1997, the date on which it was adopted by the Board of Directors, subject to approval by a majority of all outstanding shares entitled to vote thereon, in person or by proxy, at the next duly held meeting of the Company's shareholders at which a quorum is present. No option granted hereunder may be exercise prior to such approval. Notwithstanding the foregoing, if the Plan is not approved by shareholders on or before March 25, 1998, the Plan and the options granted hereunder shall terminate.